UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2018

Riot Blockchain, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

202 6th Street, Suite 401

Castle Rock, CO 80104

 (Address of principal executive offices) (zip code)

(303) 794-2000

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2018, Riot Blockchain, Inc. (the “Company”), RiotX, Holdings, Inc. (“RiotX”) and  goNumerical Ltd. (“Coinsquare”), entered into a Software Licensing and Services Agreement (the “Agreement”) in order to secure certain exclusive rights and technology to support the launch of a branded cryptocurrency exchange in the United States (the “Territory”).

Under the terms of the Agreement, RiotX (as licensee) has the right to launch a branded “white-label” version of the Coinsquare platform with customized functional integrations and associated transaction processing services for use by RiotX.  goNumercial Ltd. (d.b.a. Coinsquare), is a private company founded in 2015, and is one of Canada's leading and most secure trading platforms for popular digital currencies including Bitcoin, Bitcoin Cash, Ethereum, Litecoin, Dash, and Dogecoin.

RiotX, through its subsidiary Logical Brokerage Corp, is a futures introducing broker that is registered with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).  RiotX is licensed with FinCEN as a Money Service Business, has obtained a Florida Money Transmitter License, and is actively pursuing additional state Money Transmitter Licenses.

Pursuant to the Agreement Coinsquare shall provide the following services to RiotX (“Services”):

(i)

the license to the Coinsquare Software;

(ii)

branding of the Coinsquare Software

(iii)

know your client integrations;

(iv)

payment integrations;

(v)

cold storage wallet integrations;

(vi)

hosting and operation services;

(vii)

maintenance and support services; and

(viii)

flow of funds practices.

Coinsquare shall also make available any update, upgrade, release, new version or other adaptation or modification including updated documentation  that Coinsquare may generally provide or make available to its licensees. RiotX is subject to various operational conditions, including using its best efforts to assure appropriate activities by end users of the software, and an End User License Agreement by its customers (EULA), and various performance and activity levels to be contained in “Trading Volume Minimums” to be agreed no later than three (3) months following the date on which the  exchange is first initiated for use by End Users in the Territory.

The Agreement commenced on the Effective Date (as defined in the Agreement) and, unless otherwise terminated in accordance with the provisions of the Agreement, shall continue in effect for a period of sixty (60) consecutive months, and shall automatically renew for successive twelve (12) month periods unless at least ninety (90) days prior to the expiration of the either party provides the other party with written notice of non-renewal.

TheAgreement may be terminated by Coinsquare upon written notice to the Licensee, without any liability to Coinsquare for such termination, among other things, with five (5) Business Days prior notice or such shorter period if required under Applicable Law (as defined in the Agreement), if Coinsquare determines, based on advice from legal counsel, that activities violate or likely violates Applicable Law or that a failure to terminate the Agreement would have a material adverse impact on its relationship a governmental authority; if Licensee fails to perform any of its obligations or there is a material breach of any of the provisions of the Agreement, and such breach is not remedied within thirty (30) days of notice of such breach, or such other time period as is specifically provided in the Agreement, or such longer time period that is reasonably required to complete a cure up to a maximum of ninety (90) days; with thirty (30) days prior notice if, starting no later than six (6) months after acceptance, the Trading Volume Minimums in any consecutive six (6) month period are less than the minimum as required; immediately if Licensee ceases to carry on its business, fails to maintain the necessary authorization from a governmental authority, commits an act of bankruptcy, becomes insolvent, makes an assignment or bulk sale of its assets, or any proceeding is taken with respect to a compromise or arrangement, or to have Licensee declared bankrupt or wound up, or to have a receiver appointed with respect to any part of its assets; or immediately if Licensee undergoes a change of control, unless Licensee first obtains Coinsquare’s consent to such change of control, which such consent cannot be unreasonably withheld, conditioned or delayed.

TheAgreement may be terminated by Licensee upon written notice to Coinsquare, without any liability to Licensee for such termination, among other things with five (5) business days prior notice or such shorter period if required under Applicable Law,  if Licensee determines, based on advice from legal counsel, that activities violate or likely violates Applicable Law or that a failure to terminate this Agreement would have a material adverse impact on its relationship with a governmental authority; f Coinsquare fails to perform any of its obligations or there is a material breach of any of the provisions of the Agreement, and such breach is not remedied within thirty (30) days of notice of such breach or such other time period as is specifically provided in the Agreement or such longer time period that is reasonably required to complete a cure up to a maximum of ninety (90) days; or if Coinsquare ceases to carry on its business, fails to maintain the necessary authorization from a governmental authority, commits an act of bankruptcy, becomes insolvent, makes an assignment or bulk sale of its assets, or any proceeding is taken with respect to a compromise or arrangement, or to have Coinsquare declared bankrupt or wound up, or to have a receiver appointed with respect to any part of its assets.

In addition, Licensee may terminate this Agreement at any time during the Initial Term with sixty (60) days’ notice to Coinsquare. by mutual agreement of the parties on such terms as the parties may agree.

Licensee will be solely responsible to ensure compliance with all Applicable Law including any applicable securities laws, including but not limited to the Securities Act or 1933, as amended (“Securities Laws”) and any laws relating to proceeds of crime, money laundering, terrorist financing or similar matters, including but not limited to the Bank Secrecy Act (“Anti-Money Laundering Laws”) and all other Applicable Law as it relates to each End User and the use of the Coinsquare Software by Licensee and End Users, including, as applicable, to obtain, verify and validate the identity of each End User ( “know your client” or “KYC” requirements) and all training, monitoring, review, identification, record keeping and notification requirements. Licensee shall only permit End Users located in the jurisdictions where: (i) the Licensee has been authorized by a governmental authority to provide the Services or otherwise engage in money transmission or other activities requiring authorization or exemption from a governmental authority and (ii) Coinsquare has authority to act as Licensee’s representative and designated agent/authorized delegate to provide the services in the jurisdiction  Without limiting the generality of the foregoing, Licensee shall (i) establish appropriate internal policies and procedures to support Licensee’s compliance with Applicable Law, including, but not limited to, Anti-Money Laundering Laws or, if applicable, Securities Laws, (ii) update such policies and procedures from time to time as appropriate, (iii) provide Coinsquare with a copy of such policies and procedures as may be requested by Coinsquare from time to time; and (iv) implement changes and otherwise conduct such activities as may be reasonably requested by Coinsquare in order to ensure compliance with  any Applicable Laws, including, but not limited to, Anti-Money Laundering Laws and, if applicable, Securities Laws.  Licensee shall promptly, and in any event within four (4) business days or such shorter period as may be reasonably required by Coinsquare in the circumstances, provide Coinsquare with such information, documentation and assistance as Coinsquare may reasonably request from time to time in order to: (i) evidence Licensee’s compliance; (ii) respond to any activity or situation, including any unusual or suspicious activity, that raises or potentially raises any issues under Anti-Money Laundering Laws or other Applicable Law, including to terminate an End User’s registration and use; and (iii) respond to any inquiry, investigation, action or other engagement of Coinsquare by any Governmental Authority. Licensee shall also promptly supply Coinsquare with copies of all material correspondence, filings or communications between Licensee and any Governmental Authority. Licensee shall maintain an internal audit function to assess its compliance with Anti-Money Laundering Laws within thirty (30) days of the first anniversary of the Effective Date and each subsequent odd numbered anniversary of the Effective Date thereafter, Licensee shall provide Coinsquare with a reasonably detailed report prepared internally by Licensee concerning the process and results of an internal audit of Licensee’s compliance with Anti-Money Laundering Laws over the twelve (12) month period prior to such anniversary, including all areas and instances of non-compliance, as well as such additional information relating thereto as Coinsquare may reasonably request.  Within thirty (30) days of each even numbered anniversary of the Effective Date, Licensee shall provide to Coinsquare a copy of the full report prepared by a Qualified Auditor concerning the process and results of such Qualified Auditor’s audit of Licensee’s compliance with Anti-Money Laundering Laws over the twelve (12) month period prior to such anniversary, including all areas and instances of non-compliance, as well as such additional information relating thereto as Coinsquare may reasonably request.  Licensee shall ensure that any and all audit findings concerning failures to comply with Anti-Money Laundering Laws are promptly corrected by Licensee.

The parties acknowledge and agree that: (i) Licensee will be solely responsible for the funding and withdrawal of fiat currency by End Users in accordance with Applicable Law; (ii) all funding and withdrawals of fiat currency by End Users shall be made directly between Licensee and End Users utilizing bank accounts and banking relationships established by Licensee, or between Licensee and End Users through a third party payment provider; and (iii) Licensee, or an API provided by a third party payment provider, shall update the applicable End User Accounts based on such funding and withdrawal of fiat currency. Licensee shall only increase or decrease the fiat currency balance in an End User Account after proper receipt and clearance of funds from the End User.

Licensee shall be solely responsible to ensure that each End User Account reflects the proper balance at all times as it relates to the funding and withdrawal of fiat currency and .  for any delays or errors in the updating of End User Accounts, including any shortfall arising from cryptocurrency purchases or trades made for an End User based on an incorrect End User Account balance resulting from any such delay or error among other End User account issues and Coinsquare shall not be liable for losses from unauthorized access to the Coinsquare software.

Licensee reserves the right to add and remove cryptocurrencies and cryptocurrency pairs accessible to End Users from among those supported by the Coinsquare Software.  Unless mutually agreed, Licensee will only offer End Users the ability to purchase, sell or trade the following cryptocurrencies through the Coinsquare Software: Bitcoin, Bitcoin Cash, Ethereum and Litecoin, and such other cryptocurrencies that are not securities as agreed to by the parties in writing. Licensee shall be solely responsible for any Losses resulting from any such addition or removal of a Coin.

Under the Agreement:

(a)

Licensee shall pay to Coinsquare a onetime fee of 450,000 common shares in the capital of Riot plus the number of shares that equate to 9.9% of the total issued and outstanding shares of RiotX Holdings Inc immediately following execution of the Agreement.  Licensee shall additionally pay integration fees for the customization of the platform, which are currently anticipated to be approximately US$485,331, with twenty-five (25%) percent payable on execution of the Agreement,  twenty-five (25%) percent payable on the date that is  seven (7) days’ prior to Coinsquare commencing the development work on the Coinsquare Software, and the remaining fifty (50%) percent payable upon delivery of the Coinsquare Software.

(b)

Licensee shall pay to Coinsquare a fee for each deposit and withdrawal of fiat currency by Licensee in and out of the Float or otherwise an End User equivalent to 0.1% of the amount of the deposit or withdrawal.

(c)

Licensee shall pay to Coinsquare all Fully-Loaded Costs Licensee Business expands in accordance with the Agreement.

As previously disclosed in September 2017 and December 2017, the Company acquired a minority interest for $3,000,000 USD, (10.9%) in goNumerical, Ltd., (d/b/a : Coinsquare), which operates a digital crypto-currency exchange platform operating in Canada. During February 2018 the Company invested an additional $6.4 million in Coinsquare. The investment included an additional equity investment of $2.8 million that is part of an approximate $24 million financing by Coinsquare. Additionally, warrants acquired in the original investment were exercised in exchange of a cash payment of $3.6 million. These additional investments resulted in a current ownership in Coinsquare by the Company of approximately 12.9% based upon Coinsquare’s issued and outstanding shares. The founder and CEO of Coinsquare, Cole Diamond, is a member of our Advisory Board and upon his appointment to the Advisory role in October 2017 he received a one-time award of 15,000 restricted common shares that were vested upon issuance.

The foregoing descriptions of the Agreement, the goNumerical Subscription Agreement for Company shares, and the goNumerical Subscription Agreement for purchase of RiotX shares does not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which will be filed as exhibits to this report.

Item 3.02. Unregistered Sales of Equity Securities.

Item 1.01 is incorporated by reference in its entirety into this Item 3.02. The sale of shares to be issued under the Agreement were conducted pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act of 1933, as amended and Regulation S thereunder.

Item 8.01.  Other Events.

On September 4, 2018, the Company issued a press release regarding the Coinsquare agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Software License and Services Agreement

10.2 Subscription Agreement between goNumerical Ltd. and Riot Blockchain, Inc.

10.3 Subscription Agreement between RiotX Holdings, Inc. and goNumerical Ltd.

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

Dated: September 7, 2018	By:	/s/ Rob Chang
Name: Rob Chang
Title: Chief Financial Officer